UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2012

Con-way Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-5046	94-1444798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Old Earhart Road, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (734) 994-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07                      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Con-way Inc. (the “Company”) held on May 8, 2012, the shareholders of the Company voted on four proposals and cast their votes as described below.  The proposals are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2012.

1.           The following eleven Directors were elected to serve until the 2013 Annual Meeting of Shareholders and until their successors are elected and qualify as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John J. Anton	49,440,189	1,343,542	374,379	1,353,283
William R. Corbin	49,473,511	1,277,550	407,049	1,353,283
W. Keith Kennedy, Jr.	45,783,017	5,053,302	321,791	1,353,283
Michael J. Murray	45,640,653	5,149,953	367,504	1,353,283
Edith R. Perez	49,395,536	1,381,505	381,069	1,353,283
John C. Pope	46,072,685	4,721,926	363,499	1,353,283
William J. Schroeder	45,630,271	5,176,524	351,315	1,353,283
Douglas W. Stotlar	48,044,465	2,862,585	251,060	1,353,283
Peter W. Stott	49,561,185	1,256,378	340,547	1,353,283
Roy W. Templin	49,475,176	1,320,011	362,923	1,353,283
Chelsea C. White III	49,560,244	1,219,859	378,007	1,353,283

2.           Company shareholders cast their votes to approve the Con-way Inc. 2012 Equity and Incentive Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,356,691	11,621,131	180,288	1,353,283

3.           Company shareholders cast their votes to approve, on an advisory, non-binding basis, named executive officer compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,909,636	2,890,747	357,727	1,353,283

4.           Company shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, as set forth below:

Votes For	Votes Against	Abstentions
49,683,467	2,451,371	376,555

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Con-way Inc.

Date:  May 8, 2012                                                                By:  /s/ Stephen K. Krull
       Stephen K. Krull
       Executive Vice President, General Counsel
       and Secretary